EXHIBIT 10.235

                            Executive Incentive Plan
                                       of
                             U.S. Trust Corporation

             As Amended and Restated effective as of January 1, 2001


1.       Purpose

The Plan hereinafter set forth represents a continuation of the Executive Incentive Plan maintained by U.S. Trust Corporation before its merger with The Charles Schwab Corporation pursuant to the Agreement and Plan of Merger dated as of January 12, 2000.

The purpose of the Executive Incentive Plan of U.S. Trust Corporation is to encourage greater focus on performance among the key executives of U.S. Trust Corporation and its Affiliated Companies by relating a significant portion of their total compensation to the achievement of annual financial and strategic objectives.

2.       Definitions

As used herein, the following terms shall have the following meanings:

      "Affiliated Companies" shall mean United States Trust Company of New York, and each other direct or indirect subsidiary of U.S. Trust Corporation.

      "Average Market Value" shall mean, with respect to one share of Common Stock as of any date or with respect to any period, the mean between the per-share high and low prices for the Common Stock on such date, or the average of the mean between such prices on each day during such period, as quoted on the New York Stock Exchange, or, if the Common Stock is not traded on such system, on other such securities market or securities exchange on which such shares are traded as the Committee shall determine.

      "Award" shall mean a payment earned by a Participant in accordance with the provisions of the Plan.

      "Beneficiary" shall mean the person or persons designated by a Participant in accordance with Section 10 to receive any amount, or Common Stock, payable under the Plan upon the Participant's death.

      "Board of Directors" shall mean the Board of Directors of the Corporation.

      "Change in Control" shall mean that any of the following events has occurred:

            (i) A change in control of the Company required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (ii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or
                  (ii) were elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

            (iii) Any "person" (as such term is used in sections 13(d) and 14(d)
                  of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

      "Committee" shall mean the Committee, as constituted from time to time, appointed by the senior management of the Corporation and or the Company to administer the Plan.

      "Common Stock" shall mean the common shares ($.01 par value per share) of the Company.

      "Company"   shall  mean  The  Charles  Schwab   Corporation,   a  Delaware
      corporation.

      "Corporation" shall mean the U.S. Trust Corporation, a wholly owned subsidiary of the Company.

      "Determined Value" shall mean the highest price per share of Common Stock paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquire control of the Company.

      "Executive Deferred Compensation Plan" shall mean the Executive Deferred Compensation Plan of U.S. Trust Corporation.

      "401(k) Plan" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

      "Participant" shall mean an officer of the Corporation or any of its Affiliated Companies who is selected to participate in the Plan.

      "Plan" shall mean the Executive Incentive Plan of U.S. Trust Corporation, as set forth herein and as amended from time to time.
         "Plan Year" shall mean each calendar year.

      "Prior Plan" shall mean the Executive Incentive Plan of U.S. Trust Corporation, as in effect prior to January 1, 2001.

      "Restricted Unit" shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

      "Vesting Date" shall mean, with respect to any Restricted Units granted to a Participant hereunder, the date on which such Restricted Units become vested, as provided in Section 5(d) or Section 8(e).

3.       Participation

Participants  in the Plan  shall be  limited  to those  officers  of U.S.  Trust
Corporation and its Affiliated Companies who the Committee, in its sole discretion, selects to participate in the Plan.

The Committee may select as a Participant for any Plan Year, any officer who, in the sole judgment of the Committee, is expected to make contributions that are critical to the success of U.S. Trust Corporation and its Affiliated Companies and to the growth of their business.

Any person who has been selected as a Participant for any Plan Year shall continue to be a Participant in the Plan for each subsequent Plan Year during the period of his or her employment, subject, however, to the Committee's right to terminate such individual's participation in the Plan as of any Plan Year commencing after the date on which the Committee makes its determination to terminate such individual's participation.

4.       Awards


Awards for any Plan Year beginning on or after January 1, 2001 shall be made in accordance with the following provisions:

      (a)   The  Committee   shall   establish  in  writing  (i)  the  corporate
            performance goal (the "Performance Goal") that will apply in determining the Awards for the year, (ii) the aggregate amount that will be available for Awards for the year if the Performance Goal is achieved (the "Target Awards Pool"), and (iii) the percentages of the Target Awards Pool that will in fact be available for Awards for the year based on the level of achievement of the Performance Goal, which percentages may be greater than 100% if the Performance Goal is exceeded and less than 100% if the Performance Goal has not been fully achieved (the "Actual Awards Pool").

      (b) The Performance Goal to be established for the year shall be the achievement of such income goals for the Corporation as the Committee shall determine.

      (c) The Target Awards Pool to be established for the year shall be determined by the Committee as a percentage or percentages of the aggregate base salary earned for the year while a Participant of all Participants, either individually or by categories of Participants, provided that the Committee may, in its sole discretion, also apply such percentage or percentages to other current or deferred compensation shall be counted. The base salary of an employee who is selected to become a Participant during a Plan Year in connection with an acquisition of a company by the Corporation or an Affiliated Company during such Plan Year may be adjusted in the discretion of the Committee to include all or part of his or her base salary with the acquired company for such Plan Year.

      (d) As of the end of the Plan Year, the Committee shall determine the extent to which the Performance Goal for the year has been met and, based thereon, the amount of the Actual Awards Pool. The Committee shall not have any discretion to increase the Actual Awards Pool, as so determined, but the Committee may, in its discretion, reduce the amount of the Actual Awards Pool, as so determined, to reflect any events, circumstances or factors which the Committee believes to be appropriate in determining the total amount to be made available for Awards to Participants for the year.

      (e) After determining the Actual Awards Pool in accordance with Section 4(d), the Committee shall determine the amount of the Award, if any, earned for the year by each Participant, in accordance with the following rules:

            (i) The amount of the Award, if any, earned by a Participant other than a covered employee of the Company for the year shall be determined by the Committee, in its discretion, based on the level of each such Participant's achievement of the goals and objectives established for the Participant at the start of the year and on such other factors as the Committee deems appropriate. The individual goals for each such Participant for each Plan Year shall be set, and such Participant's performance relative to such goals shall be measured, by the Committee based upon the recommendations of the Chief Executive Officer.

            (ii) The Committee may, in its discretion, make Awards to Participants in an aggregate amount less than the amount of the Actual Awards Pool. The Committee may also, in its discretion, allocate any portion of the Actual Awards Pool for use in making special additional Awards to any Participant who is not a Covered Executive or to any group of such Participants.

            (iii) Notwithstanding  any other  provision  herein to the contrary, the amount of the Award payable to any Participant for any year shall not exceed $2.5 million, as adjusted annually beginning in 1998 to reflect percentage increases in the Customer Price Index.

            (iv) A Participant who terminates employment with the Corporation and its Affiliated Companies prior to the end of any Plan Year shall receive such portion of an Award, if any, for that year as the Committee shall determine.

      (f) All actions taken by the Committee hereunder in determining the Awards payable to Participants for each year shall be reflected in the minutes of the meetings of the Committee at which such actions were taken.

5.       Payment of Awards

The amount payable to a Participant with respect to an Award earned for any Plan Year prior to January 1, 2000 shall be determined in accordance with the provisions of the Prior Plan:

The amount payable hereunder to a Participant with respect to an Award earned for any Plan Year beginning on or after January 1, 2000 shall be determined in accordance with the following provisions:

      (a) The amount payable with respect to a Participant's Award for any Plan Year beginning on or after January 1, 1999 shall be the total amount of the Award earned by the Participant.

      (b) The amount payable with respect to a Participant's Award, as determined under (a) above, shall be payable partly in cash and partly in the form of a mandatory deferred contribution to the Executive Deferred Compensation Plan of U.S. Trust Corporation (the portions so payable are hereinafter referred to, respectively, as the "Cash Portion" and the "Restricted Portion", of the Participant's Award), in such percentages as the Committee in its discretion shall determine; provided, however, that the Restricted Portion shall be equal to at least 25%, and shall not exceed 50% of the total amount so payable with respect to the Participant's Award. Notwithstanding the foregoing and solely for the Plan Year ending December 31, 2000, a Participant may elect to receive the Restricted Portion of the Participant's Award in the form of Restricted Units. The obligation of the Corporation and its Affiliated Companies under this Plan with respect to the award of a mandatory deferred contribution shall be fully discharged upon the crediting of such mandatory deferred contribution to the Participant's Account under the Executive Deferred Compensation Plan in accordance with the applicable provisions of such plan.

      (c) If a Participant elects to receive Restricted Units, the number of Restricted Units to be granted to a Participant with respect to the Restricted Portion of the Participant's Award shall be determined by dividing the dollar amount of the Restricted Portion of the Participant's Award by the Average Market Value of one share of
            Common Stock on the date on which the Committee makes its determination of the Awards earned by Participants for the Plan Year in question.

      (d) The mandatory deferred contribution or grant of Restricted Units with respect to the Restricted Portion of a Participant's Award for any Plan Year shall be evidenced by a written notice to the Participant specifying the amount of the mandatory deferred contribution or the number of Restricted Units granted to the Participant, and the date of such contribution or grant. In addition to other such terms and conditions as the Committee may require in such notice, the Restricted Portion of each Participant's award hereunder shall be subject to the following terms and conditions:

            (i)   The  mandatory  deferred   contribution  or  Restricted  Units
                  covered by such grant shall become vested on the fifth anniversary of the date of award or grant, or if earlier, on the date of the Participant's death, permanent disability, or retirement on or after the date on which the Participant attains age 65.

            (ii) Until the Vesting Date for the Restricted Units covered by such grant, additional Restricted Units shall be credited to the Participant, with respect to the Restricted Units so granted, as of each date on which the Corporation pays a dividend on its Common Stock ("Dividend Payment Date"). The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the sum of (1) the number of Restricted Units covered by such a grant, plus (2) the total number of additional Restricted Units credited to the Participant with respect to such Restricted Units prior to such Dividend Payment Date, by (B) the per-share dollar amount of the dividend so paid, and then, dividing the resulting amount by the Average Market Value of one share of Common Stock on the Dividend Payment Date. Any additional Restricted Units credited to the Participant with respect to the Restricted Units covered by such grant shall become vested on the Vesting Date for the Restricted Units so granted.

            (iii) If the  Restricted  Units covered by such grant become vested, payment with respect to such Restricted Units, and with respect to the additional Restricted Units credited to the Participant under (ii) above in respect of such Restricted Units, shall be made as soon as practicable after the Vesting Date for the Restricted Units so granted, except as otherwise provided in (iv) below. Subject to provisions of Section 5(f), payment shall be made in the form of a single lump sum payment consisting of (A) a number of shares equal to the total number of whole Restricted Units that become vested on such Vesting Date, and (B) a cash payment in an amount determined by multiplying (1) the fractional part of a Restricted Unit that becomes vested on such Vesting Date, by (2) the Average Market Value of one share of Common Stock on such Vesting Date.

            (iv) To the extent that the Participant has elected, under the applicable provisions of the Deferred Restricted Unit Plan of U.S. Trust Corporation, to defer payment with respect to any Restricted Units that become vested, the Corporation's obligation under this Plan for making payment with respect to such Restricted Units shall be fully discharged upon the crediting of such Restricted Units to the Participant's account under the Deferred Restricted Unit Plan in accordance with the applicable provisions of such Plan.

            (v) In the event that the Participant's employment terminates for any reason prior to the Vesting Date for the Restricted Units covered by such a grant, the Restricted Units covered by such a grant, and any additional Restricted Units credited to the Participant under (ii) above with respect to such Restricted Units, shall be forfeited, except to the extent the Committee in its discretion otherwise determines.

      (e) The Cash Portion of a Participant's Award for any Plan Year shall be paid in the form of a single lump sum cash payment as soon as practicable after the end of such Plan Year, except to the extent that the Participant (i) has elected, under the applicable provisions of the 401(k) Plan, to have any part of such portion of such Award reduced, and to have an amount equal to such part contributed to the 401(k) Plan on the Participant's behalf and/or
            (ii) has elected, under the applicable provisions of the Executive Deferred Compensation Plan, to defer any part of such portion of such Award.

      (f) With respect to that part of the Cash Portion of any Award that is subject to a Participant's election under the 401(k) Plan, an amount equal to such part of the Cash Portion shall be contributed to the 401(k) Plan on behalf of the Participant; and thereupon, the obligation of the Corporation and its Affiliated Companies with respect to payment of such part of the Cash Portion of the Award shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

      (g) With respect to that part of the Cash Portion of any Award that is subject to a Participant's election under the Executive Deferred
            Compensation Plan, the obligation of the Corporation and its Affiliated Companied under this Plan with respect to payment of such part of the Cash Portion of the Award shall be fully discharged upon the crediting of such part of the Cash Portion of the Award to the Participant's account under the Executive Deferred Compensation Plan in accordance with the applicable provisions of such Plan.

      (h) All liabilities in respect to the Cash Portion of the Awards earned by Participants under the Plan shall be discharged by the respective Affiliated Companies employing such Participants.

6.       Certain Adjustments to Plan Shares

In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or and rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by Restricted Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

7.       Listing and Qualification of Common Stock

The Company, in its discretion, may postpone the issuance, delivery, or distribution of Common Stock pursuant to a grant of Restricted Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

8.       Change in Control

Notwithstanding any other provision in the Plan to the contrary, upon the occurrence of a Change in Control, the following provisions shall apply.

      (a) All Performance Goals and individual goals and objectives with respect to the Plan Year in which the Change in Control occurs (the "Year of Change") shall be deemed to have been attained to the full and maximum extent, and the Actual Awards Pool for the Year of Change shall be determined by multiplying the Target Awards Pool for such year by the highest percentage thereof established by the Committee under Section 4(a)(iii) for determining the amount of the Actual Awards Pool for such year.

      (b) Unless another formula shall have been designated by the Committee prior to the Change in Control, each Participant shall be allocated a portion of the Actual Awards Pool for the Year of Change, as determined under (a) above, equal to the amount of such Actual Awards Pool, multiplied by a fraction. The numerator of which is the portion of the anticipated annual compensation of the Participant which was taken into account by the Committee in determining the Target Awards Pool for the Year of Change, and the denominator of which is the sum of such amounts for all Participants.

      (c) As soon as practicable following the Change in Control, all Awards which are deemed to have been earned to the full and maximum extent upon the occurrence of the Change in Control shall be payable in full in single cash lump sums, reduced by any taxes withheld pursuant to Section 9.

      (d)   No  Awards  payable  in  accordance   with  this  Section  shall  be
            forfeitable on account of a Participant's termination of employment upon or following the Change in Control.

      (e) All Restricted Units granted or credited to a Participant hereunder that had not previously become vested shall become vested upon the occurrence of the Change in Control.

      (f) The Corporation shall make payment to each Participant with respect to all of the Restricted Units standing to his or her credit under the Plan at the time of the Change in Control. The amount to be paid to each Participant shall be an amount determined by multiplying the aggregate number of Restricted Units then standing to the Participant's credit by the Determined Value of one share of Common Stock. All amounts payable to the Participants pursuant to this
            Section 8(f), reduced by any taxes withheld pursuant to Section 9, shall be paid to such Participants as soon as practicable following the Change in Control.

9.       Taxes

The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to amounts payable under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or (ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or distribution of any Common Stock. The Committee may permit such amount to be paid in Common Stock previously owned by the Participant, or a portion of the Common Stock that otherwise would be distribution to such Participant in respect to his or her vested Restricted Units, or a combination of cash and such Common Stock.

10.      Designation and Change of Beneficiary

Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Stock, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the
Committee  shall be controlling;  provided,  however,  that no  designation,  or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 10, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any Common Stock, payable under the Plan by reason of the Participant death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.


11.      Payments to Persons Other Than Participant

If the Committee shall find that any person to whom any amount, or any Common Stock, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount, or payment of such Common Stock, has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Corporation or the applicable Affiliated Company therefor.

12.      Rights of Participants

A Participant's rights and interests under the Plan shall be subject to the following provisions:

      (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

      (b) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

      (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

      (d) No Participant shall have the right, by virtue of having been selected as a Participant in the Plan, to be automatically entitled to receive an Award for any Plan Year.

      (e) No Award shall be considered as compensation under any employee benefit plan of the Company, the Corporation or any of its Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

13.      Administration of the Plan

The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the discretionary authority and power to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

14.      Amendment or Termination

The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities, provided that the cost of the Plan to the Corporation and its Affiliated Companies is not materially increased thereby.

15.      Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York.